Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Class A, Class B, and Class C Shares' Prospectus and "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statement of Additional Information in Post-Effective Amendment Number 54 to the Registration Statement (Form N-1A, No. 2-6013) of Federated High Income Bond Fund, Inc. and to the incorporation by reference of our report dated May 17, 2007 on Federated High Income Bond Fund, Inc. included in the Annual Report to Shareholders for the fiscal year ended March 31, 2007.


/s/ Ernst & Young LLP
Boston, Massachusetts
May 23, 2007